News Release: Final Final

New Mexico Software Shareholder Update from Chairman and CEO Dick Govatski

ALBUQUERQUE, N.M. – December 22, 2008 -- New Mexico Software, Inc. (OTC Bulletin Board: NMXC):

To all shareholders and stakeholders of New Mexico Software, this letter provides an update on significant business activities at the Company.

It is fair to say that 2008 has been the most successful year so far in the history of New Mexico Software. And we fully expect 2009 will be even better.

We are really hitting our stride on two fronts: increases with XREX, our FDA-cleared Picture Archiving and Communication Systems (PACS) and with Telerad Services, our new online teleradiology services. Sales revenue is growing rapidly along with net margins as revenue growth is outpacing our expense growth and our cash needs.

New Mexico Software is essentially debt free with just a few small items that will be cleaned up shortly. It looks like we are quickly becoming a strong cash generator with good prospects that will continue in the years ahead.

In short, New Mexico Software is in the most promising position it has ever seen and we have every reason to believe this is just the beginning. We are already doing business in 37 states.  In 2008 we doubled the number of medical divisions that we deal with to 107. And we more than doubled the number of facilities for which we provide service. The number stands at around 6,900. Telerad has successfully recruited 25 radiologists with licenses in 48 states and is the service that provides interpretations of X-Ray films, CT’s and Ultrasounds.

So far, we have captured only a relatively small share of what appears to be a very large market. Estimates of the market are upwards of $10 billion. Two statistics underscore the market forces propelling our growth within this already sizable market. One is the low annual growth rate in the number of radiologists (1.5% to 2%). The other is the high annual growth rate of images that must be interpreted by radiologists (variously estimated at 6% to 12%). This is where teleradiology plays a dominant role in healthcare and medical services. Our Telerad Service increases the efficiency of radiologists, particularly those who serve multiple facilities.

New Mexico Software                                                                     Page 1 of 3

Teleradiology offers huge savings in a medical market that is over burdened with costs and losses. Hospitals generally lose money. Endowments are down because of the stock market. The squeeze is on to reduce costs. Radiologists employed by hospitals have large compensation packages. It’s not unusual for a hospital to pay over $400,000 to a radiologist, along with a 10-week vacation and other benefits. Hospitals are seeking teleradiology services, like New Mexico Software’s Telerad Services division, to save costs and eliminate exorbitant personnel costs when coverage demands are expanding.

A major concern for investors of teleradiology companies is "What barriers to entry exist to protect my investment?" At New Mexico Software, it is our goal to actively create barriers to entry for our competition and allow them no technological advantages.  We are achieving this goal with the tight integration of our software technology division with our teleradiology division.

This integration allows us to constantly solicit feedback from every point in the workflow and develop efficiencies that minimize turn-around time and maximize quality of service. We can then provide these competitive advantages to new and existing XREX customers fueling growth for New Mexico Software.

Our current turn-around time record is four minutes from capturing an X-Ray to delivering a report reading by a radiologist to the facility requesting the exam. In December, thus far, our average turn-around time for Telerad is 26 minutes for stat cases and 29 minutes for routine exams. A distinguishing competitive advantage of our service is that we provide the final report, not just preliminary exam interpretations by off shore radiologists, as is the case with many of our competitors. We believe that our solution represents a new standard in the quality of medical care.

Additional barriers to entry include a mandated FDA 510k clearance for Type II medical devices (XREX), doctor credentialing with individual facilities, doctor state licensing, HIPAA requirements and the infrastructure demands for managing terabytes of image data over a seven-year life cycle. New Mexico Software has built the ideal pieces to make your company a fast moving player in this market. We have the necessary intellectual property, engineering resources and the business model to quickly solve the demanding problems facing upstart companies.

When technology problems exist (they do every day), we have the resources to provide an immediate solution. Other service providers use software-in-a-box solutions that are slow to update and provide no differentiation from competitors.  In our fast-expanding industry, changes are required at a systems level as well as with communication protocols, medical imaging issues, compression technologies and integrated handshaking between complex computing environments. Over the years, we have trained our personnel to handle these problems in minutes rather than waiting for changes from a variety of different technology providers. Our solutions are complex, yet simple to execute.

This is the real benefit of the marriage between our technological capabilities and our service offerings. It’s the reason our revenues are growing dramatically. It’s also why it’s becoming easier to attract new business opportunities in an economy that isn’t very healthy right now.

New Mexico Software                                                                     Page 2 of 3

The distinctions between us and our competitors are significant. It’s a market that is aware of successful operations and equally so, unsuccessful ones. Word of mouth has become a strong driving factor in the increased awareness of our brand.

Our game plan for 2009 is to accelerate the distinctive product differentiators between us and our competitors. We are looking at new opportunities to bring on more customers with the ambitious goal of providing a half million exams in 2009 and doubling that in 2010. We expect revenues to increase dramatically during the first quarter of 2009.

New Mexico Software is becoming a profitable and rewarding venture for shareholders, customers and employees. This is an exciting time to be part of the growth of our publicly traded company as we start our 10th year as a NASDAQ OTCBB company.

Have a great holiday season. Merry Christmas and a Happy New Year. We’ll be providing more details in the near future.

Regards,

Dick Govatski  - Chairman and CEO

About New Mexico Software, Inc.
New Mexico Software, Inc. develops and provides medical IT services and solutions that enable improved and faster communication within the preventative, comprehensive and critical healthcare segments. New Mexico also provides software and hardware that streamlines administrative processes for a more efficient working environment. Telerad Service is a wholly owned subsidiary of New Mexico Software whose primary focus is to deliver interpretive radiological cases studies for medical facilities. For more information, visit http://www.nmxc.net or http://www.nmxs.com, or contact Dick Govatski, president and CEO, at 505-255-1999 or ceo@nmxs.com.

An investment profile on New Mexico Software may be found at http://www.hawkassociates.com/profile/nmxc.cfm. For an online investor relations kit, visit http://www.hawkassociates.com or http://www.americanmicrocaps.com. For more investor-related questions, contact Frank Hawkins or Susan Zhou, Hawk Associates, at 305-451-1888 or New.Mexico.Software@hawkassociates.com. To subscribe to future releases via e-mail alert, visit http://www.hawkassociates.com/about/alert/.

The foregoing press release contains forward-looking statements including statements regarding the company’s expectation of its future business. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the company’s control. Actual results could differ materially from these forward-looking statements.

New Mexico Software                                                                     Page 3 of 3